EXHIBIT 1.6

Ministry of Finance Corporate and Personal Property Registries	Mailing Address: PO BOX 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor — 940 Blanshard St Victoria BC 250 356-8626
www.corporateonline.gov.bc.ca

Notice of Articles	CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies
BUSINESS CORPORATIONS ACT
J.S. Powell
February 28, 2005

This Notice of Articles was issued by the Registrar on: February 28, 2005 04:35 PM Pacific Time
Incorporation Number: BC0556953
Recognition Date: Incorporated on January 5, 1998
NOTICE OF ARTICLES
Name of Company:
WESTERN WIND ENERGY CORP.
REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address
SUITE 1925 — 700 WEST GEORGIA STREET	SUITE 1925 — 700 WEST GEORGIA STREET
P.O. BOX 10037, PACIFIC CENTRE	VANCOUVER BC V7Y 1A1
VANCOUVER BC V7Y 1A1
RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 1925 — 700 WEST GEORGIA STREET	SUITE 1925 — 700 WEST GEORGIA STREET
P.O. BOX 10037, PACIFIC CENTRE	VANCOUVER BC V7Y 1A1
VANCOUVER BC V7Y 1A1

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DIRECTOR INFORMATION
Last Name, First Name Middle Name:
ANDRUP, CLAUS

Mailing Address:	Delivery Address:
3 22268 116TH AVE	3 22268 116TH AVE
MAPLE RIDGE BC V2X1P5	MAPLE RIDGE BC V2X1P5

Last Name, First Name Middle Name:
BRYCE, BOB

Mailing Address:	Delivery Address:
465 BOULEVARD SABOURIN	465 BOULEVARD SABOURIN
VAL D’OR QC	VAL D’OR QC
FULL NAME: ROBERT C. (BOB) BRYCE J9P4W6	FULL NAME: ROBERT C. (BOB) BRYCE J9P4W6

Last Name, First Name Middle Name:
CIACHURSKI, JEFFREY

Mailing Address:	Delivery Address:
632 FOSTER AVENUE	632 FOSTER AVENUE
COQUITLAM BC	COQUITLAM BC
FULL NAME: JEFFREY JOSEPH CIACHURSKI V3J2L7	FULL NAME: JEFFREY JOSEPH CIACHURSKI V3J2L7

Last Name, First Name Middle Name:
HOLMES, PETER W.

Mailing Address:	Delivery Address:
3427 N MILLARD DR	3427 N MILLARD DR
TUCSON AZ 85750	TUCSON AZ 85750
USA	USA

Last Name, First Name Middle Name:
PATTERSON, MICHAEL A.

Mailing Address:	Delivery Address:
1, BOX 5 SWANSEA ST	1, BOX 5 SWANSEA ST
LONE PINE CA 93545	LONE PINE CA 93545

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RESOLUTION DATES:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:
                              July 23, 2004
AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

2.	No Maximum	CLASS A PREFERENCE Shares	Without Par Value

With Special Rights or Restrictions attached

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